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                                                  EXHIBIT 10(c)

                     THE ST. PAUL COMPANIES, INC.
            AMENDED AND RESTATED 1994 STOCK INCENTIVE PLAN


     1. Purpose. The purposes of The St. Paul Companies, Inc. 1994 Stock Incentive Plan (the "Plan") are (i) to promote the interests of The St. Paul Companies, Inc. (the "Company") and its shareholders by attracting and retaining key employees and Non-Employee Directors of the Company and its subsidiaries upon whom major responsibilities rest for the successful administration and management of the Company's business, (ii) to provide such employees and Non-Employee Directors with incentive-based compensation in the form of Company stock, which is supplemental to any other compensation or benefit plans, based upon the Company's sustained financial performance, (iii) to encourage decision making based upon long-term goals and (iv) to align the interest of such employees and Non-Employee Directors with that of the Company's shareholders by encouraging them to acquire a greater ownership position in the Company.

     2. Definitions. Wherever used herein, the following terms shall have the respective meanings set forth below:

     "Award" means an award to a Participant made in accordance with the terms of the Plan.

     "Board" means the Board of Directors of the Company.

     "Committee" means the Personnel and Compensation Committee of the Board, or a subcommittee of that committee.

     "Common Stock" means the common stock of the Company.

     "Disinterested Person" means "disinterested person" as defined in Rule 16b-3 of the Securities and Exchange Commission, as amended from time to time, and, generally, means any member of the Board who is not at the time of acting on a matter, and within the previous year has not been, an officer of the Company or a subsidiary.

     "Participant" means a key employee of the Company or its subsidiaries who is selected by the Committee to participate in the Plan or a Non-Employee Director who is granted options under the provisions of Section 20 and/or Section 21 of the Plan.

     3. Shares Subject to the Plan. Subject to adjustment as provided in Section 16, the number of shares of Common Stock which shall be available and reserved for grant of Awards under the Plan shall not exceed nineteen million nine hundred thousand (19,900,000). Subject to approval of an amendment to this Plan by the shareholders at the 2001 Annual Meeting, the number of shares of Common Stock available and reserved for grants of Awards under this Plan will be increased to thirty-three million four hundred thousand (33,400,000) shares. The shares of Common Stock issued under the Plan will come from authorized and unissued shares. Shares of Common Stock subject to an Award that expires unexercised, that is forfeited, terminated or canceled, in whole or in part, shall thereafter again be available for grant under the Plan. No more than twenty per cent (20%) of all shares subject to the Plan may be granted to Participants as restricted stock.

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     4.   Administration.  The Plan shall be administered by the
Committee. A majority of the Committee shall constitute a quorum, and the acts of a majority shall be the acts of the Committee.

     Subject to the provisions of the Plan and except where inconsistent with the provisions of Section 20, 21 and 22 of the Plan, the Committee shall (i) select the Participants, determine the type of Awards to be made to Participants, determine the shares subject to Awards, and (ii) have the authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the administration of the Plan, to determine the terms and provisions of any agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable to carry it into effect. The determinations of the Committee in the administration of the Plan, as described herein, shall be final and conclusive.

     5. Eligibility. Non-Employee Directors shall become Participants under the provisions of Section 20 of the Plan and may become Participants under Section 21 of the Plan. In addition, the Committee shall select from time to time as Participants in the Plan such key employees of the Company or its subsidiaries who are responsible for the management of the Company or a subsidiary or who are expected to contribute in a substantial measure to the successful performance of the Company. No employee shall have at any time the right (i) to be selected as a Participant, (ii) to be entitled to an Award, or (iii) having been selected for an Award, to receive any further Awards.

     6. Awards. Awards under the Plan may consist of: stock options (either incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, or nonstatutory stock options), Rights and restricted stock. Awards of restricted stock may provide the Participant with dividends or dividend equivalents and voting rights prior to vesting (whether based on a period of time or based on attainment of specified performance conditions).

     7.   Stock Options.    The Committee shall establish the option
price at the time each stock option is granted, which price shall not be less than the closing price of a share of the Common Stock on the New York Stock Exchange on the date of grant, or the fair market value of a share of the Common Stock if it is not so listed, as determined by the Committee. Stock options shall be exercisable for such period as specified by the Committee, but in no event may options become exercisable less than one year after the date of grant (unless specifically approved by the Committee to attract a key executive to join the Company and except in the case of a Change of Control) or be exercisable for a period of more than ten (10) years after their date of grant. The option price of each share as to which a stock option is exercised shall be paid in full at the time of such exercise. Such payment shall be made in cash (including check, bank draft or money order), by tender of shares of Common Stock owned by the Participant valued at fair market value as of the date of exercise, subject to such guidelines for the tender of Common Stock as the Committee may establish, in such other consideration as the Committee deems appropriate, or by a combination of cash, shares of Common Stock and
such other consideration.   No Participant may be granted Awards of
stock options with respect to more than 20% of the shares of Common Stock subject to the Plan, subject to adjustment as provided in Section
16. The Committee may, with the consent of the Participant, cancel any outstanding stock option in consideration of a cash payment in an amount not in excess of the difference between the aggregate fair market value (on the date of such cancellation) of the shares subject to the stock option and the aggregate option price of such shares.

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     8.   [deleted February 6, 2001.]

     9.   Termination of Stock Options.  Each option shall terminate:

     If the Participant is then living, at the earliest of the following times:

     (i)  ten (10) years after the date of grant of the option;

     (ii) ninety (90) days after termination of employment other than termination because of retirement or through discharge for cause provided, however, that if any option is not fully exercisable at the time of such termination of employment, such option shall expire on the date of such termination of employment to the extent not then exercisable unless different terms are specifically approved by the Committee in the provisions of a stock option agreement designed to attract a key executive to join the Company;

    (iii) immediately upon termination of employment through discharge for cause; or

     (iv) any other time set forth in the agreement describing and setting the terms of the Award, which time shall not exceed ten
     (10) years after the date of grant.

     Notwithstanding the prior provisions of this Section 9, options held by any senior executive officer of the Company or any subsidiary who is a participant in any senior executive severance policy and whose employment is terminated in a manner that causes benefits under such a policy to become payable, shall not terminate until the earlier of three years after the date of such employment termination or ten years after the date the options were granted.

     If the Participant dies while employed by the Company or any subsidiary, or if no longer so employed dies prior to termination of the entire option under Section 9 (ii) or (iii) hereof, the Participant's options and Rights shall terminate one (1) year after the date of death, but subject to earlier termination pursuant to Section 9 (i) or (iv). However, notwithstanding the provisions of Section 9 (iv), to the extent an option is exercisable on the date of the Participant's death, it shall remain exercisable until the earlier of one hundred eighty (180) days following the date of death or ten (10) years after the date of grant. To the extent an option is exercisable after the death of the Participant, it may be exercised by the person or persons to whom the Participant's rights under the agreement have passed by will or by the applicable laws of descent and distribution.

     10. Restricted Stock. Restricted stock may be granted in the form of actual shares of Common Stock which shall be evidenced by a certificate registered in the name of the Participant but held by the Company until the end of the restricted period. Any employment conditions, performance conditions and the length of the period for vesting of restricted stock shall be established by the Committee in its discretion. In no event will Awards of restricted stock to any one Participant total more than 2.5% of the shares of Common Stock available under this Plan during the term of the Plan, subject to adjustment as provided in Section 16. Any performance conditions applied to any Award of restricted stock may include earnings per share, net income, operating income, total shareholder return, market share, return on equity, achievement of profit or revenue targets by a business unit, or any combination thereof. No Award of restricted stock may vest earlier than one year from the date of grant (unless specifically approved by the Committee to attract a key executive to join the Company and except in the case of a Change of Control or in the event that the Participant dies, retires or terminates employment due to disability). The Committee may, on behalf of the Company, approve the purchase by the Company of any shares subject to an award of restricted stock, to the extent vested, for an amount equal to the aggregate fair market value of such shares on the date of purchase.

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     11.  Term Sheets or Agreements.  Each Award under the Plan shall be evidenced by a term sheet or an agreement setting forth the terms and conditions, as determined by the Committee, which shall apply to such Award, in addition to the terms and conditions specified in the Plan.

     12. Change of Control. In the event of a Change of Control, as hereinafter defined, (i) the restrictions applicable to all shares of restricted stock shall lapse and such shares shall be deemed fully vested and (ii) subject to any limitations set forth in agreements documenting any stock option Awards, all stock options shall become immediately exercisable in full. The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of the Company.

     "Change of Control" means a change of control of the Company of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of the Current Report on Form 8-K, as in effect on May 3, 1994, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934; provided that, without limitation, such a change in control shall be deemed to have occurred at such time as (a) any "person" within the meaning of Section 14(d) of the Securities Exchange Act of 1934, other than the Company, a subsidiary or any employee benefit plan(s) sponsored by the Company or any subsidiary is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of fifty per cent (50%) or more of the Common Stock; or (b) individuals who constitute the Board on May 3, 1994, cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to May 3, 1994, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three quarters of the directors comprising the Board on May 3, 1994 (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (b), considered as though such person were a member of the Board on May 3, 1994.

     13.  Withholding.   The Company and its subsidiaries shall have
the right to deduct from any payment to be made pursuant to the Plan, or to require prior to the issuance or delivery of any shares of Common Stock or the payment of cash under the Plan, any taxes required by law (whether federal, state, local or foreign) to be withheld therefrom. The Committee may, in its discretion, permit a Participant to elect to satisfy such withholding obligation by having the Company retain the number of shares of Common Stock whose fair market value equals the amount required to be withheld. Any fraction of a share of Common Stock required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash to the Participant.

     14. Nontransferability. No amount payable or other right under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind nor in manner be subject to the debts or liabilities of any person, except by will or the laws of descent and distribution, and any attempt to so alienate or subject any such amount, whether presently or thereafter payable, or any such right shall be void.

     Notwithstanding the foregoing, a Participant who is a current or former Director of the Company may, upon notice to the Company's Corporate Secretary, transfer nonstatutory stock options through gift or a domestic relations order to (i) a Family Member (as defined below), (ii) a trust in which the Participant and/or the Participant's Family Members have more than fifty percent of the beneficial interest,
(iii) a foundation in which the Participant and/or the Participant's Family Members control the management of assets, or (iv) any other entity in which the Participant and/or the Participant's Family Members own more than fifty percent of the voting interest. A sale or other transfer of a nonstatutory stock option for value shall not be treated as a "gift" for purposes of this paragraph; provided, however, that neither of the following types of transfers shall be treated as a prohibited transfer for value: (1) a transfer under a domestic relations order, and (2) a transfer to an entity described in clause
(iv) of the preceding sentence in exchange for an interest in such entity.

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     For purposes of the preceding paragraph, a "Family Member" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Participant (including any adoptive relationships) and any person sharing the Participant's household (other than a tenant or employee of the Participant).

     15. No Right to Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continue in the employ of the Company or its subsidiaries. Further, the Company and its subsidiaries expressly reserve the right at any time to dismiss a Participant without any liability, or any claim under the Plan, except as provided herein or in any agreement entered into hereunder.

     16. Adjustment of and Changes in Common Stock. In the event of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other change in the corporate structure or shares of stock of the Company, or any distributions to common shareholders other than regular cash dividends, the Committee may make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of shares of Common Stock or other securities issued or reserved for issuance pursuant to the Plan and to outstanding Awards.

     17. Amendment. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that (i) no amendment shall be made without stockholder approval if such approval is necessary in order for the Plan to continue to comply with Rule 16b-3 under the Securities Exchange Act of 1934 and (ii) no amendment, suspension or termination may adversely affect any outstanding Award without the consent of the Participant to whom such Award was made.

     18. Governing Law. The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of Minnesota.

     19. Effective Date. The Plan shall be effective as of May 4, 1994. Subject to earlier termination pursuant to Section 17, the Plan shall have a term of ten (10) years from its effective date.

     20. Automatic Grant to Non-Employee Directors. Commencing with the first meeting of the Board in November 1998, each year on the date of the first meeting of the Board in November of each such year, each Non-Employee Director who is a director of the Company as of such date shall, without any Committee action, automatically be granted a stock option to purchase six thousand (6000) shares of Common Stock (subject to adjustment upon changes in capitalization of the Company as provided in Section 16 of the Plan). Each such option shall be evidenced by and subject to the provisions of an agreement setting forth the terms described in Section 22 and such additional terms of the Plan as are not inconsistent with the terms of Section 22.

     21. Discretionary Grant to Non-Employee Directors. The Board may, subsequent to the effective date of the Plan, permit Non-Employee Directors to choose to receive all or a portion of their basic annual retainer in the form of stock options valued in accordance with a method deemed appropriate by the Committee. Each such option shall be evidenced by and subject to the provisions of an agreement setting forth the terms described in Section 22 and such additional terms of the Plan as are not inconsistent with the terms of Section 22.

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     22.  Non-Employee Director Options.  Options granted pursuant to
Section 20 or 21 shall have an exercise price per share equal to 100% of the fair market value of one (1) share of Common Stock on the date the option is granted, shall become exercisable in full one (1) year after the date of grant, and shall remain exercisable until terminated in accordance with Section 9 of the Plan, provided that (i) Section 9(iii) shall be applied without regard to the words "or through discharge for cause," (ii) Sections 9(iv) and (v) shall not be applicable and (iii) references in Section 9 to "employment" and "termination of employment" shall, for the purposes of Sections 20 and 21, refer to "service as a director" and "termination of service as a director."

     Payment of the exercise price of the shares to be purchased under options granted under Sections 20 and 21 must be made in cash only (including check, bank draft or money order) at the time of exercise of such option.

     The provisions of Sections 20 and 21 shall control with respect to options granted under either Section 20 or 21, respectively, over any other inconsistent provisions of the Plan. It is intended that the provisions of Sections 20 and 21 shall not cause the Non-Employee Directors to cease to be considered Disinterested Persons and, as a result, the provisions of Sections 20 and 21 shall be interpreted to be consistent with the foregoing intent.

     Non-Employee Directors may not be granted options under the Plan other than pursuant to the provisions of Sections 20 and 21. No Rights may be granted to Non-Employee Directors.